UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities and Exchange Act of 1934

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API TECHNOLOGIES CORP.

(Name of Registrant as Specified in Its Charter)

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PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

API TECHNOLOGIES CORP.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY SHAREHOLDERS IN LIEU OF A MEETING

To the Shareholders of

API Technologies Corp.

We are writing to inform you that shareholders holding a majority of our Voting Shares (as defined in the Information Statement) on March 22, 2012, have executed a written consent in lieu of a shareholder meeting, which we refer to as the Written Consent, to approve:

1.	An amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock that the Company has the authority to issue from 100,000,000 to 250,000,000 shares.

2.	An amendment to our Amended and Restated Certificate of Incorporation to authorize a class of preferred stock, consisting of 10,000,000 authorized shares of preferred stock, including the issuance of Series A Mandatorily Redeemable Preferred Stock.

3.	The issuance of shares of Common Stock upon conversion of the convertible subordinated notes and Series A Mandatorily Redeemable Preferred Stock as contemplated by the terms of the Note Purchase Agreement (the “Purchase Agreement”), dated March 22, 2012, between the Company and the purchaser named therein (such transaction, the “Financing”), in accordance with NASDAQ listing rules.

These items, each a “Proposal” and collectively the “Proposals,” are more fully described in the accompanying Information Statement. The Written Consent was taken pursuant to Section 228 of the General Corporation Laws of Delaware, our Amended and Restated Certificate of Incorporation and our bylaws, each of which permits any action that may be taken at a meeting of the shareholders to be taken by the written consent of the holders of the numbers of Voting Shares required to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective. The accompanying Information Statement also serves as the notice required by Section 228 of the General Corporation Law of the State of Delaware of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s shareholders. Because we are incorporating certain information by reference, the actions under the Written Consent cannot be taken or become effective sooner than 20 business days after the Information Statement is first sent or given to the Company’s shareholders. Because the accompanying Information Statement is first being mailed to shareholders on [—], 2012, the Proposals described herein may become effective on or after [                    ], 2012.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein. THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT [—], 2012. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Brian R. Kahn Chairman and Chief Executive Officer

[—], 2012

API TECHNOLOGIES CORP.

4705 S. Apopka Vineland Rd. Suite 210,

Orlando, Florida 32819

[—], 2012

INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement we refer to API Technologies Corp., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of Vintage Albany Acquisition, LLC and Senator Sidecar Master Fund LP, shareholders of the Company holding 27,929,231 shares of our Common Stock, or 50.5%, of the Voting Shares of the Company (the “Majority Shareholders”). The actions taken by the Written Consent will not become effective until at least 20 business days after this Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The close of business on March 22, 2012, the date that the Majority Shareholders gave their written consent, is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the action by the Written Consent.

Pursuant to the Written Consent, the Majority Shareholders approved an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares of Common Stock that the Company has the authority to issue from 100,000,000 to 250,000,000 shares; an amendment to our Amended and Restated Certificate of Incorporation to authorize a class of preferred stock, consisting of 10,000,000 authorized shares; and the issuance of shares of Common Stock upon conversion of the convertible subordinated notes and Series A Mandatorily Redeemable Preferred Stock as contemplated by the terms of the Note Purchase Agreement (the “Purchase Agreement”), dated March 22, 2012, between the Company and the purchaser named therein (such transaction, the “Financing”), including in accordance with the rules and regulations of The NASDAQ Stock Market.

These Proposals were unanimously approved by our Board of Directors, referred to as our Board, on March 22, 2012.

This Information Statement contains a brief summary of the material aspects of each of the Proposals approved by the Board and the Majority Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposals as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Proposals in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock and Exchangeable Share as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What are “Exchangeable Shares”?

Exchangeable Shares are issued by API Nanotronics Sub, Inc., a subsidiary of ours, and are designed to have the same economic and voting rights as our Common Stock, and are exchangeable on a one-for-one basis into our Common Stock.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Proposals consists of the vote of the holders of a majority of the voting power of (i) the outstanding Common Stock and (ii) the outstanding Exchangeable Shares (such shares of Common Stock and the Exchangeable Shares, the “Voting Shares”).

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the Voting Shares outstanding on the Record Date is required for approval of the Proposals. As of the Record Date, the Company had 54,706,048 shares of Common Stock issued and outstanding and 583,033 Exchangeable Shares issued and outstanding (other than shares held by our subsidiary), for a total of 55,289,081 Voting Shares. Each share of Common Stock and each Exchangeable Share entitles its holder to one vote on each matter submitted to the shareholders. However, because the Majority Shareholders, holding a majority of the outstanding Voting Shares as of the close of business on the Record Date, voted in favor of the Proposals, no other shareholder consents will be obtained in connection with this Information Statement.

PROPOSAL 1

AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 250,000,000

General

On March 22, 2012, the Board of Directors adopted and declared advisable a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 250,000,000 shares. A copy of the amendment to increase the number of authorized shares of our Common Stock can be found in the form of the Certificate of Amendment of Amended and Restated Certificate of Incorporation, which is attached as Annex A to this Information Statement. We refer to our Amended and Restated Certificate of Incorporation, as amended, as our Charter and to the Certificate of Amendment as the Amendment.

The Company’s Charter currently authorizes the issuance of 100,000,000 shares of the Company’s Common Stock, $0.001 par value per share. One Special Voting Share is also authorized and issued, which relates to our Exchangeable Shares. No shares of preferred stock are currently authorized. As described in Proposal 2, the Amendment also authorizes a class of 10,000,000 shares of preferred stock. As of March 22, 2012, 55,289,081 shares were issued and outstanding or reserved for issuance with respect to issued and outstanding Exchangeable Shares, 3,758,410 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants, 2,444,669 shares were reserved for issuance for future awards under our 2006 Equity Incentive Plan, and approximately 41,269 shares were reserved for issuance upon the conversion of API Electronics Group Corp. common shares. In addition, approximately 4,333,333 shares were initially reserved for issuance upon conversion of the Note issued under the Purchase Agreement and Series A Mandatorily Redeemable Preferred Stock, described below, although additional shares will be authorized to reflect accrued dividends and/or accrued interest that is to be paid in kind on the Series A Mandatorily Redeemable Preferred Stock and Note, respectively. Following the filing of the Amendment, the total number of authorized shares of all classes of our capital stock will be 260,000,001 shares, consisting of 250,000,000 shares of Common Stock, par value $0.001 per share, 10,000,000 shares of Preferred Stock, par value $0.001 per share, and one Special Voting Share, par value $0.01 per share, and approximately 184,133,237 shares of our Common Stock would be authorized, but unissued and not reserved for issuance. Upon the filing of the Certificate of Designation establishing the Series A Mandatorily Redeemable Preferred Stock, described below, we will have 1,000,000 shares of Series A Mandatorily Redeemable Preferred Stock, par value $0.001 per share, authorized and 9,000,000 shares of Preferred Stock authorized and available for issuance.

For a discussion of the authorization of preferred stock, see Proposal 2 below.

Purpose of the Proposed Amendment

The Board recommended this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of NASDAQ or the rules of any other national securities exchange on which our shares of Common Stock may be listed. Other than as described in Proposal 2 and Proposal 3 and as previously disclosed, there is no present agreement or plan to issue any shares, but the newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including without limitation, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities (either public or private), stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes. The Board believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or strategic opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

Terms of our Common Stock

Voting Rights. Subject to the preferences applicable to any preferred stock outstanding at any time, holders of Common Stock vote together with the holders of Exchangeable Shares, and, once the Amendment and the Certificate of Designation (as described below) take effect, the holders of the Series A Mandatorily Redeemable Preferred Stock, as a single class on all matters submitted to a vote of the shareholders. Each holder of Common Stock is entitled to cast one vote per share held by such holder on all matters submitted to a vote of the shareholders. Generally, all matters submitted to a vote of the shareholders must be approved by a majority of the votes cast on the matter by the holders of Common Stock and Exchangeable Shares and, once the Amendment and the Certificate of Designation take effect, shares of Series A Mandatorily Redeemable Preferred Stock on an as-converted basis, present in person or represented by proxy, voting together as a single class at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock.

Conversion Rights. Shares of Common Stock are not convertible into other securities of the Company.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time (including shares of Series A Mandatorily Redeemable Preferred Stock), the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board may determine from time to time.

No Preemptive or Redemption Rights. Our Common Stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share equally in all of our assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock (including shares of Series A Mandatorily Redeemable Preferred Stock).

Effects of the Amendment

We plan to file the Amendment with the Secretary of State of the State of Delaware reflecting the increase in authorized Common Stock and the authorization of Preferred Stock, as described below, promptly following the 20 business days after the date this Information Statement is first sent or given to our shareholders. The Amendment will become effective on the date it is accepted for filing by the Secretary of State of the State of Delaware, or such other date as the Board determines.

The additional shares of Common Stock to be authorized will have rights identical to our currently outstanding Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.001 per share. The following factors, however, may affect our holders of Common Stock or Exchangeable Shares.

Possible Dilution from Future Issuance of Additional Shares. The interests of the holders of our Common Stock and Exchangeable Shares could be diluted substantially as a result of the increase of the number of authorized shares of our Common Stock from 100,000,000 to 250,000,000 shares. Any future issuance of additional authorized shares in future financings using our Common Stock could dilute future earnings per share, book value per share and voting power of existing shareholders. Depending upon the circumstances under which such shares are issued, such issuance may reduce shareholders equity per share and may materially reduce the percentage ownership of our Common Stock of existing shareholders.

Possible Anti-Takeover Effect from Future Issuances of Additional Shares. Any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our Common Stock. Our Board could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover. A future issuance of additional shares of Common Stock could be made to render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of shareholders, and it may be more difficult for our shareholders to obtain an acquisition premium for their shares or to remove incumbent management. Although the increase in the number of authorized shares of our Common Stock may have an anti-takeover effect, the Amendment was approved for the reasons stated above, and the Board of Directors did not adopt this amendment with the intent that it be utilized as a type of anti-takeover device.

PROPOSAL 2

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK

General

The Amendment also authorizes a class of 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) and provides that our Board is authorized to prescribe the series and the number of the shares of each series of Preferred Stock and the voting powers, designation, preferences, limitations, restrictions and relative rights of the shares of each series of Preferred Stock. Provisions in a Company’s certificate of incorporation authorizing preferred stock in this manner are often referred to as “blank check” provisions because they give a Board the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities, or the rules of NASDAQ or any other stock exchange on which the Company’s securities are then listed), to create one or more series of Preferred Stock and to determine by resolution the terms of each such series.

The authority of the Board with respect to each series, without limitation, includes a determination of the following: (a) the number of shares to constitute the series, (b) designation of such series, (c) the liquidation rights, if any, (d) the dividend rights and rates, if any, (e) the rights and terms of redemption, (f) the voting rights, if any, which may be full, special, conditional, or limited, (g) whether the shares will be convertible or exchangeable into securities of the Company, and the rates thereof, if any, (h) any limitations on the payment of dividends on the Common Stock while any series is outstanding, (i) any other provisions that are not inconsistent with the Charter, and (j) any other preference, limitations, or rights that are permitted by law.

As noted above, our Charter currently authorizes the issuance of up to 100,000,000 shares of Commons Stock, par value of $0.001 per share. One Special Voting Share is also authorized and issued, which relates to our Exchangeable Shares. No shares of preferred stock are currently authorized. As described in Proposal 1, the Amendment also increases the authorized number of shares of Common Stock from 100,000,000 to 250,000,000 shares. As of March 22, 2012, 55,289,081 shares were issued and outstanding or reserved for issuance with respect to issued and outstanding Exchangeable Shares, 3,758,410 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants, 2,444,669 shares were reserved for issuance for future awards under our 2006 Equity Incentive Plan, and approximately 41,269 shares were reserved for issuance upon the conversion of API Electronics Group Corp. common shares. In addition, approximately 4,333,333 shares were initially reserved for issuance upon conversion of the Note issued under the Purchase Agreement and Series A Mandatorily Redeemable Preferred Stock, described below, although additional shares will be authorized to reflect accrued dividends and/or accrued interest that is to be paid in kind on the Series A Mandatorily Redeemable Preferred Stock and Note, respectively. Following the filing of the Amendment, the total number of authorized shares of all classes of our capital stock will be 260,000,001 shares, consisting of 250,000,000 shares of Common Stock, par value $0.001 per share, 10,000,000 shares of Preferred Stock, par value $0.001 per share, and one Special Voting Share, par value $0.01 per share, and approximately 184,133,237 shares of our Common Stock would be authorized, but unissued and not reserved for issuance. Upon the filing of the Certificate of Designation establishing the Series A Mandatorily Redeemable Preferred Stock, as described below, we will have 1,000,000 shares of Series A Mandatorily Redeemable Preferred Stock, par value $0.001 per share, authorized and 9,000,000 shares of Preferred Stock authorized and available for issuance.

For a discussion of the increase in the number of authorized shares of Common Stock, see Proposal 1 above.

Purpose of the Amendment

The Board believes that authorization of the Preferred Stock in the manner proposed is in the best interests of the Company and its shareholders. As described below under “Note Purchase Agreement with Senator Sidecar Master Fund LP — Creation of Series A Mandatorily Redeemable Preferred Stock Class” we have committed to issue a certain number of shares of Series A Mandatorily Redeemable Preferred Stock. In addition, authorization of the Preferred Stock will provide the Company with greater flexibility in meeting future capital requirements by creating series of Preferred Stock customized to meet the needs of particular transactions at then prevailing market conditions. Series of Preferred Stock would also be available for issuance from time to time for any other proper corporate purposes, including in connection with strategic alliances, investment opportunities, capital raising transactions, joint ventures, or acquisitions.

The Board believes that the flexibility to issue Preferred Stock can enhance the Board’s arm’s-length bargaining capability on behalf of the Company’s shareholders in a takeover situation. However, under some circumstances, the ability to designate the rights of, and issue, Preferred Stock could be used by the Board to make a change in control of the Company more difficult. See “Effects of the Amendment — Potential Anti-Takeover Effects” below.

Note Purchase Agreement with Senator Sidecar Master Fund LP — Creation of Series A Mandatorily Redeemable Preferred Stock Class

As disclosed in our Current Report on Form 8-K filed with the SEC on March 28, 2012 (the “Form 8-K”), on March 22, 2012 (the “Closing Date”) we entered into a Note Purchase Agreement (the “Purchase Agreement”) with Senator Sidecar Master Fund LP (“Senator”). Under the terms and subject to the conditions of the Purchase Agreement, we issued to Senator a $26,000,000 Convertible Subordinated Note (the “Note” or “Notes”) for gross proceeds of $16,000,000. Senator and its affiliates, prior to the issuance of Note, beneficially owned approximately 10.7% of our Voting Shares. Upon the filing of the Amendment and the Certificate of Designation described below, the Note will convert into approximately 26,000 shares of the Series A Mandatorily Redeemable Preferred Stock. Each share of Series A Mandatorily Redeemable Preferred Stock will have an initial liquidation preference (“Liquidation Preference”) of $1,000 per share, and initially will be convertible into approximately 4,333,333 shares of Common Stock at a conversion price of $6.00 per share. Commencing on March 22, 2013, dividends will accrue and be payable in kind on the Series A Mandatorily Redeemable Preferred Stock at the rate of 6% per annum, compounded quarterly on the last day of each March, June, September and December by adding the amount of such accrued and unpaid dividends to the Liquidation Preference amount of each share of Series A Mandatorily Redeemable Preferred Stock.

Prior to conversion of the Note into Series A Mandatorily Redeemable Preferred Stock, the Note holders may convert the Note into Common Stock at the conversion rate of $6.00 per share, subject to certain adjustments. We agreed under the terms of the Purchase Agreement that we promptly would prepare and disseminate this Information Statement in order to approve the issuance of Preferred Stock.

In order to effectuate the conversion of the Note to Series A Mandatorily Redeemable Preferred Stock, our Board has to designate a class of our Preferred Stock, as proposed in the Amendment, as “Series A Mandatorily Redeemable Preferred Stock” by filing a Certificate of Designation (“Certificate of Designation”) with the Secretary of State of Delaware to authorize the issuance of 1,000,000 shares of Series A Mandatorily Redeemable Preferred Stock, prior to the one year anniversary of the Closing Date. A form of the Certificate of Designation is included as Annex B to this Information Statement.

In accordance with the Certificate of Designation, the Series A Mandatorily Redeemable Preferred Stock will have certain rights, preferences and privileges. The following is a summary of the rights, preferences and privileges of the Series A Mandatorily Redeemable Preferred Stock.

Ranking. The Series A Mandatorily Redeemable Preferred Stock will rank, with respect to dividend rights, redemption rights and rights upon liquidation, dissolution or winding-up (i) senior to the Company’s Common Stock and each other class of capital stock or series of Preferred Stock established after the Closing Date by the Board, the terms of which expressly provide that such class or series ranks junior to the Series A Mandatorily

Redeemable Preferred Stock; (ii) on parity with all other classes of capital stock or series of Preferred Stock established by the Board, the terms of which expressly provide that such class or series will rank on parity with the Series A Mandatorily Redeemable Preferred Stock; and (iii) junior to all capital stock or series of Preferred Stock established after the Closing Date by the Board, the terms of which expressly provide that such class or series will rank senior to the Series A Mandatorily Redeemable Preferred Stock.

Voting. The holders of Series A Mandatorily Redeemable Preferred Stock will be entitled to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the other shares entitled to vote. The holders of Series A Mandatorily Redeemable Preferred Stock will have the right to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which the shares of Series A Mandatorily Redeemable Preferred Stock could be converted. However, a holder of Series A Mandatorily Redeemable Preferred Stock is not entitled to receive shares of Common Stock upon conversion of the Series A Mandatorily Redeemable Preferred Stock to the extent (but only to the extent) that such receipt would cause such holder to become, directly or indirectly, a beneficial owner of a number of shares of Common Stock which exceeds 9.99% of the shares of Common Stock outstanding at such time (the “Maximum Percentage”). This limitation on beneficial ownership (the “Beneficial Holder Restriction”) will terminate (i) upon 61 days’ written notice to the Company by such holder, (ii) immediately upon the occurrence of a Mandatory Redemption Event (described below), or (iii) on the date that is 30 days prior to the March 22, 2019 (the “Redemption Date”). To the extent that the Beneficial Holder Restriction is in place with respect to a holder of Series A Mandatorily Redeemable Preferred Stock, the rights of such holder to vote the number of shares of Common Stock into which its Series A Mandatorily Redeemable Preferred Stock could be converted may not exceed the Maximum Percentage, provided, however that this restriction does not apply to the extent that a holder already holds in excess of the Maximum Percentage.

Dividends. Commencing on March 22, 2013, holders of Series A Mandatorily Redeemable Preferred Stock are entitled to receive cumulative dividends on the Liquidation Preference, computed on the basis of a 360-day year of twelve 30-day months, at a rate equal to 6% per annum, compounded quarterly on the last day of each March, June, September and December. Accrued and unpaid dividends also will be paid on the date of any redemption or any liquidation, dissolution or winding-up of the Company. Dividends will be paid in kind in each quarter, by adding the amount of the accrued and unpaid dividend to the Liquidation Preference of each share of Series A Mandatorily Redeemable Preferred Stock (the “Accreted Dividend Amount”). The Accreted Dividend Amount will constitute part of the Liquidation Preference of each share of Series A Mandatorily Redeemable Preferred Stock as of each applicable quarterly dividend payment date and dividends shall begin to accrue on each Accreted Dividend Amount beginning on the date on which such amount is added to the Liquidation Preference amount of each share of Series A Mandatorily Redeemable Preferred Stock. However, all dividends due and payable on the date that the Liquidation Preference of a share of Series A Mandatorily Redeemable Preferred Stock becomes due and payable, will be payable in cash on such date. Upon an Early Redemption Event (described below), dividends shall accrue while such event in continuing at the rate equal to the rate for the most recently issued actively traded ten year U.S. Treasury security, plus 10.0%.

Conversion. The Series A Mandatorily Redeemable Preferred Stock will be convertible at any time at the discretion of the holders into shares of Common Stock into that number of shares of Common Stock equal to the Liquidation Preference being converted (plus any accrued dividends that have not yet been accreted to the Liquidation Preference), divided by the initial conversion price of $6.00 per share, which initial conversion price is subject to adjustment as described below. In addition, upon a Change of Control (as defined in the Purchase Agreement), the sale of all or substantially all of the assets of the Company or the occurrence of certain dilution events described below (a “Mandatory Redemption Event”), then the holders of Series A Mandatorily Redeemable Preferred Stock will have the right to receive upon conversion, in lieu of the Common Stock otherwise issuable, such shares of stock, securities or other property as would have been issued or payable upon such Mandatory Redemption Event had the shares of Series A Mandatorily Redeemable Preferred Stock been converted into Common Stock immediately prior to such Mandatory Redemption Event.

Adjustments to Conversion Price. The conversion price is subject to adjustment upon a stock split, stock dividend, reclassification or other similar event. In addition, if the Company makes a distribution of cash or other assets to holders of Common Stock, then the conversion price will be reduced by an amount equal to the fair market value of the assets distributed to the holders of Common Stock, divided by the number of shares of Common Stock as to which such distribution was made. Also, if the Company issues convertible securities or options to its Common Stock holders, then the holder of Series A Mandatorily Redeemable Preferred Stock will be entitled upon conversion of its shares of Series A Mandatorily Redeemable Preferred Stock to receive the number of such convertible securities or options that such holder would have been entitled to receive had its shares of Series A Mandatorily Redeemable Preferred Stock been converted into Common Stock on the date holders of Common Stock were entitled to such distribution.

Restriction on Conversion. Pursuant to the terms of the Certificate of Designation, until the shareholder approval as described under Proposal 3 becomes effective, the Company will not issue to the holders of Series A Mandatorily Redeemable Preferred Stock, in the aggregate, shares of Common Stock issuable upon conversion of the Series A Mandatorily Redeemable Preferred Stock in excess of 19.9% of the Company’s outstanding Common Stock immediately prior to the issuance of the Notes under the Purchase Agreement (the “Issuable Maximum”). Until such shareholder approval becomes effective, the Liquidation Preference of the shares of Series A Mandatorily Redeemable Preferred Stock that could not be converted would continue to remain outstanding.

Redemption. On March 22, 2019 (the “Redemption Date”), all of the outstanding shares of Series A Mandatorily Redeemable Preferred Stock are to be redeemed by the Company for the amount of the Liquidation Preference, plus any and all amounts owing to the holder of the redeemed shares pursuant to the terms of the Purchase Agreement, Note or any other document delivered in connection therewith.

The Company may not redeem the Series A Mandatorily Redeemable Preferred Stock prior to the Redemption Date. If the Company attempts to so redeem prior to the Redemption Date, the holders of Series A Mandatorily Redeemable Preferred Stock will be entitled to an amount equal to 5% of the Liquidation Preference, plus all dividends that would have accreted to the Liquidation Preference at such time if such shares of Series A Mandatorily Redeemable Preferred Stock had not been redeemed prior to the Redemption Date, plus any accrued dividends that have not yet accreted to the Liquidation Preference to the date of redemption, plus all amounts owing to the holder pursuant to the terms of the Purchase Agreement, Note or any other document delivered in connection therewith.

The Company must offer to redeem all of the shares of Series A Mandatorily Redeemable Preferred Stock upon a Mandatory Redemption Event. A holder of Series A Mandatorily Redeemable Preferred Stock may accept or reject the offer of redemption. The redemption amount in such event will be equal to an amount equal to 100% of Liquidation Preference, plus the Make Whole Amount (as described below), plus all accrued dividends that have not yet been accreted to the Liquidation Preference through the date of redemption, plus all other amounts owing to the holder pursuant to the terms of the Purchase Agreement, Note or any other document delivered in connection therewith. There is no restriction on redemption by the Company while there is any arrearage in the payment of dividends.

The amount of the Make Whole Amount is determined by the event that triggers the Mandatory Redemption Event. If the Mandatory Redemption Event occurs due to a Change of Control (as defined in the Purchase Agreement), or an Early Redemption Event (as described below), then the Make Whole Amount will be equal to:

•

for the first 2 years following March 22, 2012, nothing, unless the Company is prohibited from redeeming shares or otherwise fails to redeem the shares, in which case the Make Whole Amount is equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 2 years (with an assumed dividend rate at 6%, compounded quarterly);

•

on and after March 22, 2014, but before March 22, 2015, an amount equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 24 months (with an assumed dividend rate at 6%, compounded quarterly); or

•

thereafter, an amount equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 36 months, with an assumed dividend rate at 6%, compounded quarterly, which will be deemed to be accreted to the Liquidation Preference on each dividend payment date occurring after the redemption date.

If the Mandatory Redemption Event occurs due to the sale of all or substantially all of the assets of the Company, then the Make Whole Amount will be equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 24 months, with an assumed dividend rate at 6%, compounded quarterly, which will be deemed to be accreted to the Liquidation Preference on each dividend payment date occurring after the redemption date.

If the Mandatory Redemption Event occurs due to a dilution event, then the Make Whole Amount will be equal to 10% of the Liquidation Preference, plus an amount equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference if the Series A Mandatorily Redeemable Preferred Stock had not been redeemed prior to the Redemption Date.

A dilution event under the Certificate of Designation means that if any time prior to the earlier of (a) December 22, 2012 and (b) the consummation of any issuance of Common Stock by the Company otherwise permitted under the Purchase Agreement in which the Company receives net consideration of at least $20,000,000, the issuance by the Company, without the prior written consent of the holders of Series A Mandatorily Redeemable Preferred Stock representing a majority of the aggregate Liquidation Preference of the outstanding shares of Series A Mandatorily Redeemable Preferred Stock (the “Required Holders”), of Common Stock in which the net consideration exceeds $20,000,000, unless the fair market value of the net consideration received by the Company is equal to or greater than the greater of either (x) $3.00 per share (as adjusted for stock splits, distributions, reclassifications and other similar events) and (y) 80% of the fair market value of the Common Stock as of the date of such issuance. If the Company receives any consideration other than cash consideration in exchange for the issuance of shares of its Common Stock, the fair market value of the consideration received for such Common Stock must be reasonably and unanimously determined in good faith by the Company’s Board. “Fair market value” is generally the average of the closing bid price per share for the 15 trading days preceding the date of determination.

In addition, it is a dilution event if any shares of Series A Mandatorily Redeemable Preferred Stock are outstanding, and the Company, without the prior written consent of the Required Holders (i) issues any shares of Preferred Stock, or creates any new series or class of securities other than the Series A Mandatorily Redeemable Preferred Stock; (ii) becomes liable for any indebtedness in an aggregate principal amount in excess of $5,000,000 if the yield on such indebtedness exceeds the interest rate in the Purchase Agreement in effect after March 22, 2013 by more than 900 basis points; (iii) issues options, at a price per share less than the fair market value per share of Common Stock; (iv) issues any convertible securities, if the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the fair market value per share of Common Stock in effect on the date of issuance of such convertible securities; or (v) changes (1) the amount of additional consideration payable to the Company upon the exercise of any options; (2) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any convertible securities; or (3) the rate at which any convertible securities are convertible into or exercisable or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution). A dilution event excludes the issuance of Common Stock (i) under our 2006 Equity Incentive Plan, in an aggregate amount not exceeding 15% of the total number of shares of Common Stock issued and outstanding from time to time; (ii) of up to 2,085 shares of Common Stock upon conversion of our currently outstanding options that were not issued under the 2006 Equity Incentive Plan; (iii) of up to 955,362 shares of Common Stock upon exercise of warrants outstanding on March 22, 2012; and (iv) for the issuance of Common Stock or Exchangeable Shares in connection with the Plan of Arrangement we entered into in November 2006.

Early Redemption Upon Certain Events. If (a) the Company defaults (i) in its obligation to pay the amounts in connection with a redemption of the Series A Mandatorily Redeemable Preferred Stock, and such default shall continue unremedied for three business days; (ii) breaches in material respect any of its representations or warranties contained in the Purchase Agreement, Note or other document delivered in connection therewith; (iii) breaches certain covenants under the Purchase Agreement or other document delivered in connection therewith (subject to applicable grace periods); (iv) defaults (A) in any payment of any indebtedness in excess of $5,500,000 or (B) defaults in the observance of any condition or agreement in respect of any such indebtedness, and as a consequence of such default, such indebtedness becomes due and payable prior to its stated maturity; (v) commences certain bankruptcy or similar proceedings or has a bankruptcy or similar proceeding commenced against it that is not dismissed within the applicable grace period; or (b) a material provision of the Purchase Agreement, Note or other agreement delivered in connection therewith ceases to be effective (each, an “Early Redemption Event”), then, in addition to other remedies available to a holder, each holder may cause the Company to redeem its Series A Mandatorily Redeemable Preferred Stock; provided that the event is a bankruptcy or similar proceeding, then the Company will be required to redeem the Series A Mandatorily Redeemable Preferred Stock without action on the part of the holders. The redemption payment in any such event is an amount equal to the Liquidation Preference, plus the Make Whole Amount, plus any accrued dividends that have not yet accreted to the Liquidation Preference as of the date of redemption, and plus all other amounts owing to the holder pursuant to the terms of the Purchase Agreement, Note or any other document delivered in connection therewith.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to any senior securities, before any distribution or payment is made to the holders of any junior securities (including Common Stock), the holders of Series A Mandatorily Redeemable Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its shareholders.

Protective Provisions. So long as any of the shares of the Series A Mandatorily Redeemable Preferred Stock are outstanding, the Company may not without first obtaining the prior written approval of the Required Holders amend the Certificate of Designation or reduce the number of shares of the Company’s preferred stock designated as Series A Mandatorily Redeemable Preferred Stock, or issue additional shares of Series A Mandatorily Redeemable Preferred Stock.

Transferability. The Series A Mandatorily Redeemable Preferred Stock is restricted stock and may not be transferred or sold except in accordance with the rules of the SEC.

The Certificate of Designation does not provide for preemptive rights for the holders of Series A Mandatorily Redeemable Preferred Stock.

The foregoing description of the Purchase Agreement, the Note and form of Certificate of Designation should be read in conjunction with the Purchase Agreement and Note filed with the Form 8-K and the Certificate of Designation attached hereto as Annex B. Additional terms of the Purchase Agreement and Note are also described in Proposal 3.

We intend to file the Certificate of Designation with the Amendment promptly following 20 business days after the date we first send or give this Information Statement to our shareholders.

Effects of the Amendment

We plan to promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware reflecting the authorized class of Preferred Stock following the 20 business days after the date we first send or give this Information Statement to our shareholders. The Amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Delaware, or such other date as the Board determines.

Upon filing of the Amendment, the Board will be empowered, without the necessity of further action or authorization by the Company’s shareholders, unless required in a specific case by applicable laws, regulatory authorities, or the rules of NASDAQ or any other stock exchange on which our securities are listed, to authorize the issuance of up to 10,000,000 shares of Preferred Stock from time to time in one or more series, and to fix by resolution or resolutions, designations, preferences, limitations and relative rights of each such series, including without limitation, the Series A Mandatorily Redeemable Preferred Stock. Each series of Preferred Stock could, as determined by the Board at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company’s Common Stock and Exchangeable Shares. See the description above for the terms of the Series A Mandatorily Redeemable Preferred Stock and its preferences over the Common Stock and Exchangeable Shares.

Although the Board has no current plan to issue any shares of Preferred Stock other than as disclosed in “Note Purchase Agreement with Senator Sidecar Master Fund LP — Creation of Series A Mandatorily Redeemable Preferred Stock Class” above, any additional future issuance of Preferred Stock also could adversely affect the rights of holders of our Common Stock and Exchangeable Shares as follows.

Dilution and Preferences

If we issue Preferred Stock, such Preferred Stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power or economic interest of holders of our Common Stock. For example, in the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of our Preferred Stock could dilute the earnings per share and book value per share of all outstanding shares of our Common Stock. Also, in a liquidation the holders of our Preferred Stock may be entitled to receive a certain amount per share of our Preferred Stock before the holders of our Common Stock receive any distribution. In addition, the holders of our Preferred Stock may be entitled to vote and such votes may dilute the voting rights of the holders of our Common Stock when we seek to take corporate action. Our Preferred Stock also may be convertible into shares of our Common Stock and the holders of our Preferred Stock may have redemption rights. Furthermore, our Preferred Stock could be issued with certain preferences over the holders of our Common Stock with respect to dividends or the power to approve the declaration of a dividend. These are only examples of how shares of our Preferred Stock, if issued, could result in:

•	reduction of the amount of funds otherwise available for payment of dividends on our Common Stock (although there is no current plan to pay dividends on our Common Stock);

•	restrictions on dividends that may be paid on our Common Stock;

•	dilution of the voting power of our Common Stock; and

•	restrictions on the rights of holders of our Common Stock to share in our assets on liquidation until satisfaction of any liquidation preference granted to the holders of our Preferred Stock.

Please see the description of the Series A Mandatorily Redeemable Preferred Stock above for a description of the preferences that such stock has over the Common Stock, including with respect to dividends, liquidation, and redemption. In addition, the issuance of the Series A Mandatorily Redeemable Preferred Stock will cause substantial dilution to existing shareholders’ voting power. Upon the conversion of the Note into Series A Mandatorily Redeemable Preferred Stock or Common Stock, Senator will be entitled to vote all of the shares of

Common Stock that it beneficially owns, which if such conversion occurred as of March 22, 2012, would equal approximately 17.2% of the voting power of our capital stock. Immediately prior to the issuance of the Note, Senator beneficially held 10.7% of the voting power of our capital stock. We cannot be certain that their interests will be consistent with the interests of other holders of our Common Stock or Exchangeable Shares. Such voting power will increase as dividends accrete to the Liquidation Preference. However, to the extent that a holder of Series A Mandatorily Redeemable Preferred Stock is subject to the Beneficial Holder Restriction, the rights of such holder to vote the number of shares of Common Stock into which its Series A Mandatorily Redeemable Preferred Stock could be converted may not exceed the Maximum Percentage. The Beneficial Holder Restriction would not apply to Senator as of the date of this Information Statement, as it currently owns in excess of the Maximum Percentage. If Senator at a later date should own less than the Maximum Percentage, then the Beneficial Holder Restriction would be applicable to it, unless otherwise terminated. Assuming no adjustment to the conversion price and no default under the Certificate of Designation by the Company, then the number of shares of Common Stock into which the Series A Mandatorily Redeemable Preferred Stock would be convertible as of the Redemption Date would be approximately 6.2 million shares of Common Stock.

Potential Anti-Takeover Effects

We could issue shares of Preferred Stock that may, depending on the terms of such issued Preferred Stock, make it more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of our Board, this action would be in the best interest of our Company and shareholders, such shares could be used to create other impediments or to discourage persons seeking to gain control of our Company. Such shares also could be privately placed with purchasers favorable to our Board in opposing such action. The existence of additional authorized Preferred Stock could have the effect of discouraging unsolicited takeover attempts. The issuance of Preferred Stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should our Board consider the action of such entity or person not to be in the best interest of our shareholders.

While the issuance of Preferred Stock may have anti-takeover ramifications, our Board believes that the financial flexibility offered by the Preferred Stock outweighs any disadvantages. To the extent that the authorization of the Preferred Stock may have anti-takeover effects, the Preferred Stock may encourage persons seeking to acquire our Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the shareholders’ interests. The Board believes that as structured the Preferred Stock is in the best interests of the Company and its shareholders because it is consistent with sound corporate governance principles and provides flexibility for future capital-raising transactions, acquisitions and joint ventures.

Other than as noted above regarding the issuance of Series A Mandatorily Redeemable Preferred Stock upon conversion of the Note, we have no definitive agreements or plans at the current time for the issuance of the Preferred Stock to be authorized. The Board does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interests of our Company and its shareholders.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE NOTE AND SERIES A MANDATORILY REDEEMABLE PREFERRED STOCK IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

Background of the Financing

As previously reported in the 8-K, we entered into the Purchase Agreement with Senator, pursuant to which we issued to Senator in a private placement (the “Financing”) the Note with an aggregate principal amount of $26,000,000. The Note contains an original issue discount aggregating $10,000,000 (7.18% compounded annually). As a result, the total gross proceeds we received in the Financing were $16,000,000. The Financing closed on March 22, 2012.

The Board determined that the Financing was in the best interests of the Company in order to provide working capital for the ongoing operation of its business. In addition, because it will convert to equity if certain conditions are met, the Board determined that the terms would be beneficial to our debt to equity ratios under our primary credit facility. The Purchase Agreement provides Senator and/or its transferees of the Note and Series A Mandatorily Redeemable Preferred Stock (the “Security Holders”) with certain additional benefits and rights, described below under “Purchase Agreement and Note.”

Purchase Agreement and Note

The following summary of the Purchase Agreement and the Note should be read in conjunction with the Purchase Agreement (which includes a form of the Note). The Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed on March 28, 2012.

Terms of the Note

Principal and Maturity Date. The principal amount of the Note is $26,000,000 and has a maturity date of March 22, 2019 (the “Maturity Date”).

Interest. Commencing on March 22, 2013, interest will accrue, computed on the basis of a 360-day year of twelve 30-day months, at a rate equal to 6% per annum, compounded quarterly on the last day of each March, June, September and December. Accrued and unpaid interest also will be paid on the date of any repayment or an any liquidation, dissolution or winding-up of the Company. Interest will be paid in kind in each quarter, by adding the amount of the accrued and unpaid interest to the principal amount of the Note (the “Capitalized Interest Amount”). The Capitalized Interest Amount will constitute principal of the Note as of each applicable quarterly interest payment date and interest will begin to accrue on each Capitalized Interest Amount beginning on the date on which such amount is added to the principal amount of the Note. However, all interest due and payable on the date that the entire amount of the Note becomes due and payable, will be payable in cash on such date. Upon an Event of Default, the interest rate will increase to the rate for the most recently issued actively traded ten year U.S. Treasury security, plus 10.0%.

Conversion. Upon the filing of the Amendment and Certificate of Designation, the Note will convert into 26,000 shares of Series A Mandatorily Redeemable Preferred Stock. Prior to such conversion the Note is convertible in whole or in part, at any time at the option of the Note holder, into shares of Common Stock at an initial conversion price of $6.00 per share, which conversion price is subject to adjustment as described below. In addition, upon a Mandatory Redemption Event, the Note holders will have the right to receive upon conversion, in lieu of the Common Stock otherwise issuable, such shares of stock, securities or other property as would have been issued or payable upon such Mandatory Redemption Event had the Note been converted into Common Stock immediately prior to such Mandatory Redemption Event.

Adjustments to Conversion Price. The conversion price is subject to adjustment upon a stock split, stock dividend, reclassification or other similar event. In addition, if the Company makes a distribution of cash or other assets to holders of Common Stock, then the conversion price will be reduced by an amount equal to the fair market value of the assets distributed to the holders of Common Stock, divided by the number of shares of Common Stock as to which such distribution was made. Also, if the Company issues convertible securities or options to its Common Stock holders, then the holder of a Note will be entitled upon conversion of its Note to receive the number of such convertible securities or options which such holder would have been entitled to receive had its Note been converted into Common Stock on the date holders of Common Stock were entitled to such distribution.

Restrictions on Conversion. Pursuant to the terms of the Note, if shareholder approval under this Proposal 3 does not become effective, the Company will not issue to the Note holders, in the aggregate, shares of Common Stock issuable upon conversion of the Notes in excess of the Issuable Maximum. If such shareholder approval does not become effective, the principal balance that could not be converted would continue to remain outstanding.

Prepayment. The Company does not have the right to prepay the Note. If the Company elects to prepay the Notes, it will be a breach of the Note and in addition to the principal amount of the Note being prepaid, the Company must pay an amount equal to 5% of the principal amount of the Note, plus all interest payments on the principal amount of such Note that would be due after the date of prepayment if no prepayment were made prior to the Maturity Date.

The Company must offer to prepay the Notes upon a Mandatory Redemption Event. A holder of a Note may accept or reject the offer of prepayment. The prepayment amount in such event will be equal to an amount equal to 100% of the outstanding principal amount of the Note, together with the Note Make Whole Amount, all accrued and unpaid interest on such Notes, and all other amounts owing to the holder pursuant to the terms of the Purchase Agreement, Note or any other document delivered in connection therewith.

The amount of the Note Make Whole Amount is determined by the event that triggers the Mandatory Redemption Event. If the Mandatory Redemption Event occurs due to a Change of Control (as defined in the Note Purchase Agreement), or an Event of Default (described below), then the Note Make Whole Amount will be equal to:

•

for the first 2 years following March 22, 1012, nothing, unless the Company is prohibited from repaying the Note or otherwise fails to repay the Note, in which case the Note Make Whole Amount is equal to the Capitalized Interest Amount that would have accrued and been added to the principal amount of the Note starting with the next succeeding quarterly payment date and through the following 24 months (with an assumed interest rate at 6%, compounded quarterly);

•

on and after March 22, 2014, but before March 22, 2015, an amount equal to the Capitalized Interest Amount that would have accrued and been added to the principal amount of the Note starting with the next succeeding quarterly payment date and through the following 24 months (with an assumed interest rate at 6%, compounded quarterly); or

•

thereafter, an amount equal to the Capitalized Interest Amount that would have accrued and been added to the principal amount of the Note starting with the next succeeding quarterly payment date and through the following 36 months, with an assumed interest rate at 6%, compounded quarterly, which will be deemed to be capitalized to the principal amount of the Note on each interest payment date occurring after the repayment date.

If the Mandatory Redemption Event occurs due to the sale of all or substantially all of the assets of the Company, then the Note Make Whole Amount will be equal to the Capitalized Interest Amount that would have accrued and been added to the principal balance of the Note starting with the next succeeding quarterly payment date and through the following 24 months, with an assumed interest rate at 6%, compounded quarterly, which will be deemed to be capitalized on each interest payment date occurring after the repayment date.

If the Mandatory Redemption Event occurs due to a dilution event, then the Note Make Whole Amount will be equal to 10% of the principal balance of the Note, plus all interest payments on the aggregate principal amount of the Note that would be due from and after the Mandatory Redemption Date if no payment of the principal amount of such Note was made prior to the Maturity Date.

A dilution event under the Note has the same meaning as under the Certificate of Designation, except, for purposes of the Note, Required Holders means holders having a majority of the aggregate outstanding principal amount of the Note. See Proposal 2 “Note Purchase Agreement with Senator Sidecar Master Fund LP — Creation of Series A Mandatorily Redeemable Preferred Stock Class — Redemption.”

Early Prepayment Upon Event of Default. If (a) the Company (i) defaults in its obligation to pay the amounts under the Note; (ii) breaches in material respect any of its representations or warranties contained in the Purchase Agreement, Note or other document delivered in connection therewith; (iii) breaches certain covenants under the Purchase Agreement or other document delivered in connection therewith (subject to applicable grace periods); (iv) defaults (A) in any payment of any indebtedness in excess of $5,500,000, or (B) in the observance of any condition or agreement in respect of such indebtedness, and as a consequence of such default, such indebtedness becomes due and payable prior to its stated maturity; (v) commences certain bankruptcy or similar proceedings or has a bankruptcy or similar proceeding commenced against it that is not dismissed within the applicable grace period; or (b) a material provision of the Purchase Agreement, Note or other agreement delivered in connection therewith ceases to be effective (each, an “Event of Default”), then, in addition to other remedies available to a holder, the holders may cause the Company to prepay the Notes; provided that the event is a bankruptcy or similar proceeding, then the Company will be required to prepay the Notes without action on the part of the holders. The prepayment amount in any such event is an amount equal to the unpaid principal amount of the Notes, plus all accrued and unpaid interest, plus the Note Make Whole Amount, and plus all other amounts owing to the holder pursuant to the terms of the Purchase Agreement, Note or any other document delivered in connection therewith.

Security and Subordination. The Note is unsecured. It is subordinate and subject in right of payment to the prior payment of all indebtedness, including trade payables, under the Company’s principal credit facility in the event of an insolvency or liquidation proceeding. In addition, if we are in default under our primary credit facility, no cash payments under the Note may be made.

Transferability. The Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred unless the Company receives an opinion of counsel that such registration is not required for such transfer.

Board Representative

Under the Purchase Agreement, at the request of the Security Holders, the Company has agreed to increase its board size by one and has granted Security Holders the right to appoint to our Board one director, provided such nominee is acceptable to our Nominating and Governance Committee, and further subject to our governance guidelines and other policies and procedures. Thereafter, the Security Holders will have the right to nominate for election to the Board one director. The Security Holders are entitled to designate a board observer during any time its designee is not serving on our Board. The board designation rights terminate once there are no Notes or shares of Series A Mandatorily Redeemable Preferred Stock outstanding. As of the date this Information Statement was first sent to our shareholders, the Security Holders had not made any request to have a director serve on the Board. Our bylaws specify that there will be at least one director and no more than fifteen and that the number of directors may be increased or decreased from time to time by the Board, provided no decrease has the effect of shortening the term of any incumbent director. As of March 23, 2012 there are five directors that constitute the whole Board.

Registration Rights

Pursuant to the terms of the Purchase Agreement, we granted registration rights to the Security Holders. We agreed to file a resale registration statement covering the shares of Common Stock underlying the Notes and Series A Mandatorily Redeemable Preferred Stock within 45 days of the date of the Purchase Agreement. We will assume all expenses in connection with the preparation and filing of the registration statement.

Prohibitions on the Company

The Company may not amend or modify its Charter or its bylaws, or enter into any new agreement with respect to its capital stock or other equity interests in any manner that is adverse to the interests of the Security Holders, including without limitation, any “poison pill” or rights agreement, unless the shares currently held by Senator, the conversion of the Notes into Series A Mandatorily Redeemable Preferred Stock, the conversion of the Notes and Series A Mandatorily Redeemable Preferred Stock into Common Stock and any Series A Mandatorily Redeemable Preferred Stock and Common Stock held by the Security Holders would be exempt from such plan.

Reasons for this Proposal

Our Common Stock is currently listed on the NASDAQ Capital Market, and therefore we are subject to the NASDAQ Listing Rules.

Pursuant to NASDAQ Stock Market Listing Rule 5635(d)(2), if an issuer intends to issue securities in a transaction that could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of book or market value for such stock, the issuer generally must obtain the prior approval of its stockholders prior to such issuance (the “NASDAQ Private Placement Rule”). The terms of the Note and Certificate of Designation currently limit the conversion of the Note and the Series A Mandatorily Redeemable Preferred Stock, respectively, if such conversion would exceed the Issuable Maximum. However, due to the capitalized interest and accretive dividends, the conversion rights of the Security Holders may otherwise entitle them to acquire 20% or more of our outstanding Common Stock at a price less than the greater of book or market value.

The Majority Shareholders approved the issuance of shares of our Common Stock above the Issuable Maximum upon conversion of the Notes and/or the Series A Mandatorily Redeemable Preferred Stock by written consent. This action will become effective 20 business days after the date we first send or give this Information Statement to our shareholders. No other shareholder consents will be obtained in connection with this Information Statement.

We agreed under the terms of the Purchase Agreement that we promptly would prepare and disseminate this Information Statement in order that the restriction contained in the Notes and/or Series A Mandatorily Redeemable Preferred Stock in excess of the Issuable Maximum could be removed.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Laws of Delaware regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	The transaction is approved by the board before the date the interested stockholder attained that status;

•

Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

On or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its shareholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Our Board authorized and approved the Purchase Agreement and the transactions related thereto, prior to the execution of the Purchase Agreement, and, as a result, the provisions of Section 203 are not applicable to any of the transactions contemplated by the Purchase Agreement.

Effect of this Proposal

Please see the description of the Series A Mandatorily Redeemable Preferred Stock set forth in Proposal 2, and the terms of the Certificate of Designation attached as Annex B for the preferences that the Series A Mandatorily Redeemable Preferred Stock will have over holders of Common Stock and Exchangeable Shares. In addition, the conversion of the Note into the Series A Mandatorily Redeemable Preferred Stock or Common Stock will cause substantial dilution to existing shareholders’ voting power. Assuming conversion of the Note as of March 22, 2012, Senator beneficially would hold approximately 17.2% of the voting power of our capital stock. Immediately prior to the issuance of the Note, Senator beneficially held 10.7% of the voting power of our capital stock. Such potential voting power will increase as dividends or interest accrues to the Liquidation Preference or principal amount of the Note, as applicable, which may further increase Senator (or its affiliates) ability to influence our business, policies and affairs, including the election of directors. We cannot be certain that their interests will be consistent with the interests of other holders of our Common Stock or Exchangeable Shares. However, to the extent a holder of Series A Mandatorily Redeemable Preferred Stock is subject to the Beneficial Holder Restriction, the right of such holder to vote the number of shares of Common Stock into which its Series A Mandatorily Redeemable Preferred Stock could be converted may not exceed the Maximum Percentage. The Beneficial Holder Restriction as of the date of this Information Statement does not apply to Senator, however, as it already holds in excess of the Maximum Percentage. If Senator at a later date should own less than the Maximum Percentage, then the Beneficial Holder Restriction would be applicable to it, unless otherwise terminated.

Use of Proceeds

The proceeds received from the Financing will be used for general corporate purposes.

OTHER INFORMATION

No person who currently is or was a director or executive officer of the Company in the year ended May 31, 2011 or the six-month transition period ended November 30, 2011, or who is a nominee for director at our annual meeting, or any associate of theirs, has any substantial interest in the Proposals. Senator, however, prior to issuance of the Note beneficially owned approximately 10.7% of our Common Stock. In addition, Senator currently has the right to appoint a member to the Board of Directors under the terms of the Purchase Agreement, as described in Proposal 3 “Purchase Agreement — Board Representative,” although it has not elected to exercise this right as of the date this Information Statement was first sent to our shareholders. The Financing was approved both by the Board and the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 22, 2012, we had 54,706,048 shares of our Common Stock outstanding and 583,033 Exchangeable Shares outstanding. The following table sets forth as at March 22, 2012, the name and address and the number of shares of our Common Stock (assuming for such purposes that the Exchangeable Shares constitute outstanding shares of our Common Stock), beneficially owned by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, (ii) each director and each named executive officer and (iii) all officers and directors as a group. Unless otherwise indicated, the address for the executive officers and directors is the executive office of the Company.

Name and Address of Beneficial Owner	Number of Our Shares of Common Stock Beneficially Owned (1)	Percentage of Our Shares of Common Stock Beneficially Owned (2)(3)
Brian R. Kahn(4)(5)	22,000,000	39.8%

Bel Lazar	159,981	*

Kenton W. Fiske(6)	149,500	*

Matthew E. Avril(7)	57,300	*

Melvin L. Keating(7)	12,600	*

Kenneth J. Krieg(7)	9,000	*

John P. Freeman	10,000	*

All Officers and Directors as a group (8 persons)	22,398,381	40.4%

5% shareholders

Vintage Albany Acquisition, LLC(5) 4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819	22,000,000	39.8%

Senator Investment Group LP(8) 1330 Avenue of the Americas 26th Floor New York, NY 10019	10,262,564	17.2%

*	Less than 1%.
(1)	All shares are owned directly and beneficially by the shareholder indicated and such shareholder has sole voting and investment power, unless otherwise indicated. Includes both our Common Stock and Exchangeable Shares of API Sub convertible into our Common Stock. Does not include Exchangeable Shares owned by us or our subsidiaries.
(2)

Computed by dividing the number of shares beneficially held by each shareholder, including shares of Common Stock such shareholder has the right to acquire through the exercise of any option, warrant or right within 60 days, by the sum of (i) the total number of issued and outstanding shares of our Common Stock, plus (ii) the total number of issued and outstanding Exchangeable Shares (other than Exchangeable Shares owned by us and our subsidiaries) plus (iii) shares of Common Stock such shareholder has the right to acquire through the exercise of any option, warrant or right within 60 days. Excluded are API

Electronics Group, Inc. common shares convertible into our Common Stock or Exchangeable Shares pursuant to the Plan of Arrangement that we entered into with API Electronics Group, Inc. in connection with a business combination in November 2006.
(3)	For purpose of this calculation, Exchangeable Shares are treated as the same as our common shares.
(4)	Mr. Kahn shares voting control and investment control of all of the 22,000,000 shares.
(5)	Vintage Albany Acquisition, LLC, Vintage Albany Partners LP, Vintage Albany Partners GP LLC, Vintage Capital Management, LLC, Kahn Capital Management, LLC, Brian R. Kahn, Andrew M. Laurence and Jeremy R. Nowak have shared voting power and shared investment power with respect to all 22,000,000 shares.
(6)	Includes 147,000 shares underlying options, all of which options are vested.
(7)	Includes 5,000 restricted stock units granted on November 4, 2011 that will vest April 10, 2012.
(8)	Reflects beneficial ownership derived solely from information reported in a Form 4 filed with the SEC on March 26, 2012, and a Schedule 13G/A filed with the SEC on April 2, 2012. Senator Investment Group LP, a Delaware limited partnership, serves as investment manager to certain investment funds (the “Funds”), and as such, has investment discretion with respect to such Funds. These shares relate to shares held for the account or benefit of the Funds. Douglas Silverman, a United States citizen, and Alexander Klabin, a United States citizen, have control of a Delaware limited liability company that may be deemed to control Senator Investment Group LP. The aggregate amount of Common Stock beneficially owned by Senator Investment Group LP is comprised of 5,929,231 shares of currently issued and outstanding Common Stock and includes 4,333,333 shares of Common Stock issuable upon the conversion of the Note held by Senator.

Change in Control of the Company

On January 21, 2011, the Company completed the acquisition of SenDEC Corp., which we refer to as SenDEC, from Vintage Albany Acquisition, LLC, which we refer to as Vintage. The acquisition was pursuant to an Agreement and Plan of Merger dated January 9, 2010, as amended January 19, 2011, among the Company, Vintage, SenDEC, and API Merger Sub, Inc., which we refer to as the Merger Agreement. Under the Merger Agreement, Vintage received 22,000,000 shares of the Company’s Common Stock as consideration for the SenDEC acquisition, which represented approximately 71.5% of the voting securities of the Company as of January 21, 2011, and represents approximately 39.8% of the voting securities of the Company as of March 22, 2012.

Also on January 21, 2011, in connection with the acquisition of SenDEC, Phillip DeZwirek, Jason DeZwirek and Jonathan Pollack tendered their resignations as officers and members of the Board, Claudio Mannarino resigned as Chief Financial Officer, and Arthur Cape and Bernard Kraft tendered their resignations from the Board effective immediately. Mr. Cape served on the Audit Committee and Mr. Kraft served on the Audit Committee as its Chair and on the Compensation Committee. The remaining Board members, Donald A. Wright and Eric Goldberg, on January 21, 2011 appointed Brian R. Kahn and Melvin L. Keating as members of the Board of Directors to fill two of the vacancies. In addition, on February 8, 2011, after the ten day period following the mailing of the information statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, Kenneth J. Krieg, Matthew E. Avril, and Kenton W. Fiske were appointed to serve as members of the Board of Directors of the Company. The new directors were appointed in accordance with the terms of the Merger Agreement. On June 3, 2011, Mr. Goldberg and Mr. Wright resigned from the Board of Directors of the Company.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Laws of Delaware, our shareholders are not entitled to dissenters’ appraisal rights with respect to any of the Proposals, and we do not intend to independently provide shareholders with any such right.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that that could cause actual results to differ materially from historical results or those anticipated. These uncertainties and other risk factors include, but are not limited to: changing economic and political conditions in the United States and in other countries; the ability to integrate effectively acquired companies; the loss of current customers or the inability to obtain new customers; war or other acts of political unrest; changes in governmental spending and budgetary policies; governmental laws and regulations surrounding various matters such as environmental remediation, contract pricing, and international trading restrictions; customer product acceptance; continued access to capital markets; and foreign currency risks.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding the Information Statement to beneficial owners.

Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at www.sec.gov and our website at www.apitech.com. We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

This Information Statement incorporates by reference: items 7, 7A, 8 and 9 of Part II of the Company’s transition report on Form 10-K for the six-months ended November 30, 2011, our Current Reports on Form 8-K and 8-K/A filed with the SEC on April 7, 2011, July 8, 2011, and September 8, 2011. Any reports filed by us with the SEC after the date of this Information Statement will automatically update and, where applicable, supersede any information contained in this Information Statement or incorporated by reference into this Information Statement, including without limitation Part I of the Company’s quarterly report on Form 10-Q for the period ended February 29, 2012 that is anticipated to be filed with the SEC on April 9, 2012.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

API Technologies Corp.

4705 S. Apopka Vineland Rd. Suite 210

Orlando, FL 32819

United States of America

Attn: Investor Relations

(407) 876-0279

By Order of the Board of Directors

Brian R. Kahn Chairman and Chief Executive Officer

[—], 2012

ANNEX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

API TECHNOLOGIES CORP.

API Technologies Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: That upon the effectiveness of this Certificate of Amendment, Article FOURTH is hereby amended and restated in its entirety such that, as amended, said Article shall read in its entirety as follows:

Section 4.A. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Sixty Million One (260,000,001). The total number of shares of Common Stock which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares, with a par value of $0.001 per share. The total number of shares of Special Voting Stock which the Corporation shall have the authority to issue is One (1) share, with a par value of $0.01 per share. The total number of shares of undesignated preferred stock which the Corporation shall have the authority to issue is Ten Million (10,000,000) shares, with a par value of $0.001 per share.

Section 4.B. Special Voting Share. The powers, preferences, rights, qualifications, limitations and restrictions of the Special Voting Stock are as follows:

1. DIVIDENDS. Neither the holder nor, if different, the owner of the Special Voting Share shall be entitled to receive dividends in its capacity as holder or owner thereof.

2. VOTING RIGHTS. Subject to paragraph 6 hereof, the holder of record of the Special Voting Share shall be entitled to all of the voting rights, including the right to vote in person or by proxy, of the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of the Corporation at a meeting of the shareholders or in connection with a consent of the shareholders.

3. LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holder of the Special Voting Share shall be entitled to receive out of the assets of the Corporation available for distribution to the shareholders, an amount equal to $0.01 before any distribution is made on the common stock of the Corporation or any other stock ranking junior to the Special Voting Share as to distribution of assets upon liquidation, dissolution or winding-up.

4. RANKING. The Special Voting Share shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and (ii) junior to any other class or series of capital stock of the Corporation.

5. REDEMPTION. The Special Voting Share shall not be subject to redemption, except that at such time as no exchangeable shares (“Exchangeable Shares”) of API Nanotronics Sub, Inc. (other than Exchangeable Shares owned by the Corporation and its affiliates) shall be outstanding, and no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than the Corporation and its affiliates) shall exist, the Special Voting Share shall automatically be redeemed and canceled, for an amount equal to $0.01 per share due and payable upon such

A-1

redemption. Upon any such redemption or other purchase or acquisition of the Special Voting Share by the Corporation, the Special Voting Share shall be deemed retired and may not be reissued.

6. OTHER PROVISIONS. Pursuant to the terms of the certain Voting and Exchange Trust Agreement to be dated November 6, 2006 by and between the Corporation, API Nanotronics Sub, Inc., the Corporation and Equity Transfer & Trust Company, as such agreement may be amended, modified or supplemented from time to time (the “Trust Agreement”):

(a) During the term of the Trust Agreement, the Corporation may not, without the consent of the holders of the Exchangeable Shares (as defined in the Trust Agreement), issue any shares of its Special Voting Stock in addition to the Special Voting Share;

(b) the Special Voting Share entitles the holder of record to a number of votes at meetings of holders of common shares of the Corporation equal to the number of Exchangeable Shares outstanding from time to time (other than the Exchangeable Shares held by the Corporation and its affiliates);

(c) the Trustee (as defined in the Trust Agreement) shall exercise the votes held by the Special Voting Share pursuant to and in accordance with the Trust Agreement;

(d) the voting rights attached to the Special Voting Share shall terminate pursuant to and in accordance with the Trust Agreement; and

(e) the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such Special Voting Share shall be otherwise provided in the Trust Agreement.

Section 4.C. Blank-Check Preferred Stock. The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed this             day of             , 2012.

API TECHNOLOGIES CORP.

By:
Name: Brian R. Kahn
Title: Chief Executive Officer

A-2

ANNEX B

FORM OF

CERTIFICATE OF DESIGNATION OF

SERIES A MANDATORILY REDEEMABLE PREFERRED STOCK OF

API TECHNOLOGIES CORP.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

API Technologies Corp. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Company authorizes the issuance from time to time of up to 10,000,000 shares of preferred stock, par value $0.001 per share (the “Authorized Preferred Stock”), and further authorizes the Board of Directors of the Company (the “Board of Directors”) by resolution or resolutions to provide for the issuance of Authorized Preferred Stock in series, to establish the number of shares to be included in each such series and to fix the designation, voting powers, preferences and relative rights and qualifications, limitations or restrictions of each such series.

SECOND: On March 22, 2012, the Board of Directors adopted the following resolution authorizing the creation and issuance of a series of said Authorized Preferred Stock to be known as “Series A Mandatorily Redeemable Preferred Stock”:

RESOLVED FURTHER: that, subject to and immediately following the effectiveness of the Amendment, pursuant to the authority vested in the Board by the Charter (as it will be amended by the Amendment), the Board hereby establishes a series of preferred stock designated Series A Mandatorily Redeemable Preferred Stock (the “Series A Preferred Stock”) and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of the such series of preferred stock as set forth in the Certificate of Designation attached as Exhibit E hereto (the “Certificate of Designation”);

1. Designation and Amount; Ranking.

(a) There shall be created from the 10,000,000 shares of Authorized Preferred Stock a series of preferred stock, designated as the “Series A Mandatorily Redeemable Preferred Stock,” par value $0.001 per share (the “Preferred Stock”), and the number of shares of such series shall be 1,000,000. Subject to the provisions of Section 11, such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the number of shares of Preferred Stock then outstanding.

(b) All shares of Preferred Stock will, with respect to dividend rights, redemption rights and rights upon the liquidation, dissolution or winding-up of the Company, rank (i) senior to all Junior Stock, (ii) on parity with all other Parity Stock and (iii) junior to all Senior Stock.

2. Definitions.

(a) Capitalized terms used herein, but not defined herein, shall have the meaning given to such terms in the Purchase Agreement.

(b) As used herein, the following terms shall have the following meanings:

“Conversion Price” shall mean the “Conversion Price” in effect for, and as defined in, the Notes (as defined in the Purchase Agreement), on the date that the Preferred Stock is issued, subject to adjustment as provided herein.

“Convertible Securities” shall mean any evidences of Indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

“Default Rate” shall mean, as of the date of determination, the per annum rate equal to (a) the rate for the most recently issued actively traded ten year U.S. Treasury security as determined by the Required Purchasers, plus (b) ten percent (10.0%).

“Dividend Payment Date” shall mean the last day of each March, June, September and December of each year, commencing on the first such occurrence of any of the days described above after the issuance of the Preferred Stock.

“Dividend Rate” shall mean, as of the date of determination, the per annum rate equal to: (a) zero percent (0)%, for the period from the Closing Date through but not including the first anniversary of the Closing Date and (b) six percent (6.0)%, at all times thereafter, subject to Section 3(c) hereof.

“Dividend Record Date” shall mean the date that is ten (10) calendar days prior to the next Dividend Payment Date, regardless of whether such date is a Business Day.

“Issue Date” shall mean the earliest date of original issuance of any shares of the Preferred Stock.

“Junior Stock” shall mean all classes of common stock of the Company and each other class of capital stock or series of preferred stock established after the Closing Date, by the Board of Directors, the terms of which expressly provide that such class or series ranks junior to the Preferred Stock as to dividend rights, redemption rights or rights upon the liquidation, dissolution or winding-up of the Company in all respects.

“Liquidation Preference” shall mean $1,000 per share, plus the sum of all Accreted Dividend Amounts pursuant to Section 3 and any other amounts added to the Liquidation Preference in accordance with the terms set forth herein.

“Mandatory Redemption Event” shall mean (a) the occurrence of a Change of Control, (b) the consummation of the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries determined on a consolidated basis or (c) the occurrence of a Dilution Event.

“Mandatory Redemption Make-Whole Amount” shall mean:

(a) with respect to each share of Preferred Stock and on any date on which (x) a Mandatory Redemption Event described in clause (a) of the definition thereof occurs or (y) such share of Preferred Stock is mandatorily redeemed pursuant to Section 7, (i) if such date occurs during the period from the Closing Date through, but not including, the second anniversary of the Closing Date, an amount equal to $0.00; provided that if any such Mandatory Redemption Event has occurred and the Company is prohibited from redeeming the shares of Preferred Stock as a result of the provisions of the Senior Credit Agreement or otherwise fails to redeem such shares as provided in Section 5, the “Mandatory Redemption Make-Whole Amount” shall be an amount equal to the aggregate Accreted Dividend Amounts that would have accrued and been added to the Liquidation Preference of each share of Preferred Stock in accordance with Section 3(b) for the period commencing on the next succeeding Dividend Payment Date through and including the Dividend Payment Date occurring twenty-four (24) months thereafter (assuming, for purposes hereof, that the Dividend Rate on the Preferred Stock during such period is six percent (6%) per annum, compounded quarterly), (ii) if such date occurs during the period from the second anniversary of the Closing Date through, but not including, the third anniversary of the Closing Date, an amount equal to the aggregate Accreted Dividend Amounts that would have accrued and been added to the Liquidation Preference of each share of Preferred Stock in accordance with Section 3(b) for the period commencing on the next succeeding Dividend Payment Date through and including the Dividend Payment Date occurring twenty-four (24) months thereafter, and (iii) if such date occurs at any time on or after the third anniversary of the

Closing Date, an amount equal to the aggregate Accreted Dividend Amounts that would have accrued and been added to the Liquidation Preference of each share of Preferred Stock in accordance with Section 3(b) for the period commencing on the next succeeding Dividend Payment Date through and including the Dividend Payment Date occurring thirty-six (36) months thereafter, provided that, solely for purposes of determining the Mandatory Redemption Make-Whole Amount under this clause (a)(iii), dividends shall, to the extent applicable, be deemed to continue to accrue at the Dividend Rate (assuming, for purposes hereof, that the Dividend Rate on the Preferred Stock during such period is six percent (6%) per annum, compounded quarterly) and to be accreted to the Liquidation Preference on each Dividend Payment Date occurring after the Redemption Date;

(b) with respect to each share of Preferred Stock and on any date on which a Mandatory Redemption Event described in clause (b) of the definition thereof occurs, an amount equal to the aggregate Accreted Dividend Amounts that would have accrued and been added to the Liquidation Preference of each share of Preferred Stock in accordance with Section 3(b) for the period commencing on the next succeeding Dividend Payment Date through and including the Dividend Payment Date occurring twenty-four (24) months thereafter, provided that dividends shall, to the extent applicable, be deemed to continue to accrue at the Dividend Rate and to be accreted to the Liquidation Preference on each Dividend Payment Date occurring after the Redemption Date; and

(c) with respect to each share of Preferred Stock and on any date on which a Mandatory Redemption Event described in clause (c) of the definition thereof occurs, an amount equal to (i) 10% of the Liquidation Preference, plus (ii) an amount equal to the aggregate Accreted Dividend Amounts that would have accrued and been added to the Liquidation Preference if the shares of Preferred Stock had not been redeemed prior to the Redemption Date.

“Notice of Conversion” shall mean the notice of conversion, the form of which is attached to the share certificate.

“Options” shall mean any rights, warrants or options to subscribe for, purchase or receive Common Stock or convertible securities.

“Parity Stock” shall mean any other class of capital stock or series of preferred stock established after the Closing Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights, redemption rights or rights upon the liquidation, dissolution or winding-up of the Company.

“Purchase Agreement” shall mean the Note Purchase Agreement dated as of March 22, 2012, by and among API Technologies Corp., as Issuer, and the Purchasers named therein, as the same may be amended, supplemented, modified or replaced from time to time.

“Redemption Date” shall mean March 22, 2019.

“Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Closing Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights, redemption rights or rights upon the liquidation, dissolution or winding-up of the Company.

3. Dividends.

(a) For the period from and including the Issue Date, holders of record of each share of Preferred Stock as of the Dividend Record Date shall be entitled to receive for each share of Preferred Stock, out of any funds or assets legally available therefor, cumulative dividends, whether or not declared or paid, on the Liquidation Preference, computed on the basis of a 360-day year of twelve 30-day months, at the Dividend Rate, compounded quarterly on each Dividend Payment Date. Accrued and unpaid dividends shall also be paid on the date of any redemption of shares of Preferred Stock or on any liquidation, dissolution or winding-up of the Company.

(b) Dividends on each share of Preferred Stock, as of each Dividend Payment Date, shall be paid in kind on such Dividend Payment Date by adding the amount of such accrued and unpaid dividends to the Liquidation Preference amount of such share. Accrued and unpaid dividends paid in kind as provided in this Section 3(b) (“Accreted Dividend Amount”) shall constitute part of the Liquidation Preference of each share of Preferred Stock, as of the applicable Dividend Payment Date, for all purposes. Dividends shall begin to accrue on each Accreted Dividend Amount beginning on and including the Dividend Payment Date on which such Accreted Dividend Amount is added to the Liquidation Preference of each share of Preferred Stock, and such dividends shall accrue and be paid, together with the dividends on the Liquidation Preference of each share of Preferred Stock, in accordance with the provisions set forth herein. Notwithstanding anything herein to the contrary, all dividends due and payable on the date that the entire Liquidation Preference of a share of Preferred Stock becomes due and payable, whether upon the occurrence of an event entitling the holder to submit the shares of Preferred Stock for redemption, liquidation, dissolution or winding-up or otherwise, shall be due and payable in full in cash, out of any funds or assets legally available therefor, on such date.

(c) Default Dividend Rate. Upon the occurrence of an Early Redemption Event, the Company shall pay dividends on the Liquidation Preference from and after the date of occurrence and during the continuance of such Early Redemption Event at the Default Rate. All dividends during an Early Redemption Event shall be payable, out of any funds or assets legally available therefor, on demand in cash or in kind upon the election of the applicable holder of the Preferred Stock.

(d) Miscellaneous.

(i) Payments Generally. The Company will pay or cause to be paid when due all cash amounts payable with respect to any share of Preferred Stock by crediting (before 1:00 p.m. New York time) by intrabank or federal funds wire transfer to the account of the holder of such Preferred Stock at any bank in the United States as set forth in the books and records of the Company or such other account as may be designated and specified in writing by such holder of Preferred Stock to the Company at least two (2) Business Days prior to the applicable payment.

(ii) Payment Date. Notwithstanding anything to the contrary contained herein, if any amount payable with respect to a share of Preferred Stock is payable on a legal holiday or any other day that is not a Business Day, then the Company will pay such amount on the next succeeding Business Day, and dividends will accrue on such amount until the date on which such amount is paid and payment of such accrued dividends will be made concurrently with the payment of such amount.

4. Conversion.

(a) Each share of Preferred Stock may, at the election of the holder of such share, at any time or from time to time, subject to the other provisions herein and in the Purchase Agreement, prior to the close of business on the Redemption Date, be converted into a number of shares of Common Stock equal to (x) the Liquidation Preference being converted, plus any accrued dividends that have not yet been accreted to Liquidation Preference, divided by (y) the Conversion Price, upon delivery of a Notice of Conversion and surrender of the share certificate, duly endorsed or assigned to the Company or in blank to the Company at the office or agency of the Company maintained for that purpose. No fractional shares of Common Stock shall be issued upon any conversion, but cash shall be paid to the holder in respect of any fraction of such share which would otherwise be issuable upon the conversion.

(b) Upon receipt of a Notice of Conversion, the Company (itself, or through its transfer agent) shall, as soon as practicable thereafter, but in any event within three (3) Business Days after receipt of such notice, issue and deliver to the holder, or its nominee, that number of shares of Common Stock issuable upon conversion of that number of the shares of Preferred Stock specified in the Notice of Conversion by either (i) crediting the account of the holder or its nominee at The Depository Trust Company or (ii) delivering a stock certificate or certificates evidencing such shares to and in the name of holder or its nominee. The issuance of the shares of Common Stock shall be made by the Company, at its sole expense, provided that the Company shall not be required to pay any transfer tax in respect of any delivery of any shares in any name other than that of the holder of such shares of Preferred Stock. Shares of Common Stock issued upon conversion of any Preferred Stock shall bear all restrictive legends required by law and as contemplated by the Purchase Agreement.

(c) The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either the share certificate representing the shares of Preferred Stock being converted is delivered to the Company as provided above, or the holder notifies the Company that such certificate has been lost, stolen or destroyed and provides sufficient indemnity as may be reasonably required by the Company to save the Company harmless for any loss, liability, cost or expense associated with any such loss, stolen or destroyed certificate.

(d) Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock in accordance herewith as are not disputed. If such dispute is not promptly resolved by discussion between the holder and the Company, the Company shall submit the disputed issues to an independent outside accountant (reasonably acceptable to the Required Purchasers) via facsimile within three (3) Business Days of receipt of the Notice of Conversion. The accountant, at the Company’s expense, shall promptly audit the calculations and notify the holder of the results no later than three (3) Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with the above.

(e) Mandatory Redemption Event. If, at any time prior to the Redemption Date, any Mandatory Redemption Event shall occur, then in addition to any other rights the holder has under the Purchase Agreement, the holder shall have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable upon such Mandatory Redemption Event with respect to or in exchange for the number of shares of Common Stock that a holder would have been entitled to receive upon such Mandatory Redemption Event had its shares of Preferred Stock been converted into Common Stock immediately prior to such Mandatory Redemption Event (without giving effect to any limitations on such conversion contained herein or the Purchase Agreement) and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Preferred Stock to the end that the economic value of the Preferred Stock is in no way diminished by such Mandatory Redemption Event and that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the Preferred Stock as of the date of such transaction, and shall similarly apply to successive Mandatory Redemption Events. If any share of Preferred Stock is converted pursuant to this Section 4, such shares shall be canceled at such time as the securities issuable upon such conversion are delivered to the holder thereof.

(f) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as follows:

(i) Stock Splits, Stock Interests, Etc. If, at any time prior to the Redemption Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the transfer agent for the Common Stock of such change on or before the effective date thereof.

(ii) Distributions. If, at any time prior to the Redemption Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to the holders of Common Stock, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (a “Distribution”), the Company shall deliver written notice of such Distribution to each holder at least five (5) days prior to the record date for determining stockholders entitled to such Distribution (the “Record Date”), and upon any conversion of shares of Preferred Stock on or after the Record Date, with respect to each such Distribution, the Conversion Price applicable to such shares shall be reduced, effective on the applicable Record Date, by an amount equal to the fair market value of the assets distributed in such Distribution divided by the number of shares of Common Stock as to which such Distribution was made.

(iii) Convertible Securities; Options. If, at any time prior to the Redemption Date, the Company issues Convertible Securities or Options to the record holders of the Common Stock, then the holder shall be entitled, upon any conversion of shares of Preferred Stock after the date of record for determining stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options are issued), to receive the aggregate number of Convertible Securities or Options which such holder would have received with respect to the shares of Common Stock issuable upon such conversion of the Preferred Stock had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options were issued).

5. Mandatory Redemption.

(a) Redemption Date.

(i) Unless otherwise required to be sooner redeemed pursuant to the provisions hereof, the Company may not redeem the shares of Preferred Stock prior to the Redemption Date. Upon the Redemption Date, all of the outstanding shares of Preferred Stock shall be redeemed by paying an amount equal to the Liquidation Preference of each share to the holder of such share plus to each holder, such holder’s pro rata portion of any Obligations owed to the holders, in full in cash.

(ii) If the Company attempts to redeem any shares of Preferred Stock other than as and when required, the holders shall be entitled to receive for each share of Preferred Stock an amount equal to (A) five percent (5%) of the Liquidation Preference, plus (B) all dividends that would have accreted to the Liquidation Preference at such time if such shares of Preferred Stock had not been redeemed prior to the Redemption Date, plus (i) any accrued dividends that have not yet accreted to the Liquidation Preference to, but not including, the date of redemption and (ii) all other Obligations then owing to the holder of such shares of Preferred Stock.

(b) Offer to Redeem Preferred Stock. Within ten (10) Business Days of the occurrence of a Mandatory Redemption Event (or with respect to any Mandatory Redemption Event described in clause (b) of the definition thereof, within one (1) Business Day following the Payment in Full of Senior Indebtedness), the Company shall offer to redeem, in accordance with and subject to this Section 5, all, but not less than all, of the shares of Preferred Stock held by each holder (in this case only, “holder” in respect of any Preferred Stock registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer which date shall be not more than three (3) Business Days after termination of the Mandatory Redemption Offer Period (the “Mandatory Redemption Date”). The offer to redeem the shares of Preferred Stock shall remain open for at least twenty (20) Business Days and no more than thirty (30) Business Days, subject to extension only to the extent required by Applicable Law (the “Mandatory Redemption Offer Period”).

(c) Acceptance; Rejection. A holder of Preferred Stock may accept or reject the offer to redeem made pursuant to this Section 5 by causing a notice of such acceptance or rejection to be delivered to the Company on or before the date specified in the certificate described in Section 5(e) below. A failure by a holder of shares of Preferred Stock to respond to an offer to redeem made pursuant to this Section 5, or to accept an offer as to all of the shares of Preferred Stock held by the holder, within such time period shall be deemed to constitute an acceptance of such offer by such holder.

(d) Redemption. Redemption of shares of Preferred Stock pursuant to this Section 5 shall be at an amount equal to 100% of the Liquidation Preference for the shares of Preferred Stock for which demand for redemption has been made, together with the Mandatory Redemption Make-Whole Amount with respect to such shares of

Preferred Stock determined as of the Mandatory Redemption Date, all accrued dividends that have not yet been accreted to the Liquidation Preference of such share of Preferred Stock to, but not including, the date of redemption and to each holder, all other Obligations owing to such holder as of the date of redemption. The redemption shall be made on the Mandatory Redemption Date.

(e) Officer’s Certificate. Each offer to redeem the Preferred Stock pursuant to this Section 5 shall be accompanied by a certificate, executed by a Authorized Officer of the Company and dated the date of such offer, specifying: (A) the Mandatory Redemption Date; B) that such offer is made pursuant to this Section 5; (C) the Liquidation Preference of each share of Preferred Stock offered to be redeemed; (D) the accrued and unpaid dividends that would be paid on each share of Preferred Stock offered to be redeemed, accrued to, but not including, the Mandatory Redemption Date; and (E) the date by which any holder of Preferred Stock that wishes to accept or reject such offer must deliver notice thereof to the Company, which date shall not be earlier than five (5) Business Days prior to the Mandatory Redemption Date.

(f) Blocked Payments. If, on any Mandatory Redemption Date, any Liquidation Preference, Mandatory Redemption Make-Whole Amount or accrued and unpaid dividends that would otherwise be required to be paid with respect to any shares of Preferred Stock under this Section 5 is not permitted to be paid under the terms of the Senior Credit Agreement, then such Liquidation Preference amount shall continue to remain outstanding under such shares of Preferred Stock and any such Mandatory Redemption Make-Whole Amount and accrued and unpaid dividends shall be paid in kind on such Mandatory Redemption Date by adding such amounts to the outstanding Liquidation Preference of such share of Preferred Stock and shall constitute outstanding Accreted Dividend Amounts under such shares effective as of such Mandatory Redemption Date for all purposes hereunder. Dividends shall begin to accrue on such Accreted Dividend Amounts beginning on and including the Mandatory Redemption Date on which such Accreted Dividend Amounts are added to the Liquidation Preference of such share of Preferred Stock, and such dividends shall accrue and be paid, together with the dividends on the remaining Liquidation Preference of such shares Preferred Stock, in accordance with the terms of the Preferred Stock. Notwithstanding anything to the contrary contained herein, all dividends due and payable on the date that the entire then outstanding Liquidation Preference of the Preferred Stock becomes due and payable, whether upon the occurrence of an event entitling a holder to submit the shares of Preferred Stock for redemption or otherwise, shall be due and payable in full in cash on such date out of any funds or assets legally available therefor. Following the Mandatory Redemption Date, all obligations under the shares of Preferred Stock held by holders that have accepted the offer to redeem such holders’ Preferred Stock shall be paid in cash on the first date not prohibited by the terms of the Senior Credit Agreement out of any funds or assets legally available therefor.

6. Early Redemption Events.

Until all shares of Preferred Stock have been converted or redeemed in full, the occurrence of any of the following specified events shall constitute a redemption event (each, an “Early Redemption Event”):

(a) Payments. The Company shall default in its obligation to pay the amounts provided for herein in connection with a redemption of any shares of Preferred Stock, on the date on which the holders are entitled to have such shares redeemed, and such default shall continue unremedied for three (3) or more Business Days; or

(b) Representations, etc. Any representation, warranty or statement made by the Company in any Credit Document or in any certificate delivered to any Purchaser pursuant thereto shall prove to be untrue in any material respect on the date as of which made; or

(c) Covenants. The Company or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.07, Section 9.10 or Article X of the Purchase Agreement, (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in any Credit Document (other than those set forth in Sections 6(a) and 6(b)) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which such default shall first become known to an executive officer of the Company or (ii) the date on which written notice thereof is given to the defaulting party by the Required Purchasers; or

(d) Default Under Other Agreements. The Company or any of its Subsidiaries shall (a) default in any payment of any Indebtedness, whether of principal, interest or otherwise, in an aggregate amount in excess of $5,500,000, beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (b) default in the observance or performance of any agreement or condition relating to any Indebtedness in an aggregate amount in excess of $5,500,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, and as a consequence of such default or other event or condition such Indebtedness becomes due and payable prior to its stated maturity, provided that this Section 6(d) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or other disposition of the property or assets securing such Indebtedness; provided further that if any such default or acceleration referred to above shall cease or be cured, waived, rescinded or annulled, then the resulting Early Redemption Event shall be deemed to be rescinded and annulled without any further action on the part of the holders; or

(e) Bankruptcy, etc. The Company shall voluntary commence any proceeding or file any petition seeking relief under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company or any of its Subsidiaries, and the petition is not controverted within forty-five (45) days, or is not dismissed within forty-five (45) days after the filing thereof, or a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, administrator, monitor, trustee or similar official, is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries, to operate all or any substantial portion of the business of the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction (including any Canadian Insolvency Law) whether now or hereafter in effect relating to the Company or any of its Subsidiaries, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of forty-five (45) days after the filing thereof, or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

(f) Invalidity of Credit Documents. Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 10.01 of the Purchase Agreement) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company contests in writing the validity or enforceability of any provision of any Credit Document; or the Company denies in writing that it has any or further liability or obligation under any Credit Document (other than as a result of repayment in full in cash of the Obligations and redemption in full of the Preferred Stock), or purports in writing to revoke or rescind any Credit Document.

7. Remedies.

(a) Remedies Upon Early Redemption Events. If any Early Redemption Event shall occur for any reason, whether voluntary or involuntary, and be continuing (other than any Early Redemption Event set forth in Section 6(e)), then each holder shall, upon notice of election thereof, be entitled to require the Company to redeem its shares of Preferred Stock and the Company shall redeem such holder’s Preferred Stock, by paying out of the remaining assets and funds of the Company legally available for distribution to its stockholders, prior to the holders of Junior Stock, an amount for each redeemed share of Preferred Stock equal to the Liquidation Preference, plus the sum of, (i) the Mandatory Redemption Make-Whole Amount, (ii) any accrued dividends that have not yet accreted to the Liquidation Preference as of, but not including the date of redemption, and (iii) all other Obligations then owing the holder of such shares of Preferred Stock; provided that if an Early Redemption

Event specified under Section 6(e) shall occur, then the Company shall be required to redeem all shares of Preferred Stock in accordance herewith without any further action or election on the part of the holders.

(b) Other Remedies. If any Default or Early Redemption Event has occurred and is continuing, and irrespective of whether any shares of Preferred Stock are required to be redeemed under Section 7(a) and irrespective of any dividends or other amounts having been accreted to the Liquidation Preference as provided in Section 7(a), the holder of any share of Preferred Stock at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Preferred Stock, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(c) Rescission. At any time after any shares of Preferred Stock have been submitted for redemption pursuant to Section 7(a) (other than pursuant to the provisions set forth therein), the Required Purchasers, by written notice to the Company, may rescind and annul any such submission for redemption if (a) the Company has paid an amount equal to all accumulated dividends on the Preferred Stock, all Liquidation Preference on and Mandatory Redemption Make-Whole Amount, if any, on any shares Preferred Stock that are redeemable and are unpaid other than by reason of such submission for redemption pursuant to Section 7(a), and all dividends on such accumulated Liquidation Preference and Mandatory Redemption Make-Whole Amount, if any, and (to the extent permitted by applicable law) any accumulated dividends in respect of the Preferred Stock, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Early Redemption Events and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 13.01 of the Purchase Agreement, and (d) no judgment or decree has been entered for the payment of any monies due pursuant to the Preferred Stock. No rescission and annulment under this Section 7(c) will extend to or affect any subsequent Early Redemption Event or Default or impair any right consequent thereon.

(d) Blocked Payments. If, on any date on which any shares of Preferred Stock have been submitted for redemption pursuant to Section 7(a), any Liquidation Preference, Mandatory Redemption Make-Whole Amount or accrued and unpaid dividends that would otherwise be required to be paid with respect to any Preferred Stock under this Section 7 is not permitted to be paid under the terms of the Senior Credit Agreement or pursuant to Article XIV of the Purchase Agreement, then such Liquidation Preference amount shall continue to remain outstanding in respect of such Preferred Stock and any such Mandatory Redemption Make-Whole Amount and accrued and unpaid dividends shall be paid in kind on such date by adding such amounts to the outstanding Liquidation Preference of such Preferred Stock and shall constitute outstanding Accreted Dividend Amounts in respect of such Preferred Stock effective as of the date such amounts are added to the outstanding Liquidation Preference. Dividends shall begin to accrue on such Accreted Dividend Amounts beginning on and including the date on which such shares of Preferred Stock have been submitted for redemption pursuant to Section 7(a), and such dividends shall accrue and be paid, together with the dividends on the remaining Liquidation Preference of such Preferred Stock, in accordance with the terms of such Preferred Stock. Notwithstanding anything to the contrary contained herein, all dividends due and payable on the date that the entire then outstanding Liquidation Preference of the Preferred Stock becomes due and payable, whether upon the occurrence of an event entitling the holder to submit the shares of Preferred Stock for redemption or otherwise, shall be due and payable in full in cash on such date out of any funds or assets legally available therefor. Following any date on which any shares of Preferred Stock have been submitted for redemption pursuant to Section 7(a), all obligations under the Preferred Stock held by holders that have submitted any shares of Preferred Stock for redemption pursuant to Section 7(a) shall be paid in cash on the first date not prohibited by the terms of the Senior Credit Agreement or Article XIV of the Purchase Agreement out of any funds or assets legally available therefor.

8. Limitation of Beneficial Ownership.

Notwithstanding the foregoing, the holder shall not be entitled to receive shares of Common Stock upon conversion of any shares of Preferred Stock to the extent (but only to the extent) that such receipt would cause the holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of shares of Common Stock which exceeds the Maximum Percentage (as defined below) of the shares of Common Stock outstanding at such time. This limitation on beneficial ownership shall terminate (i) upon sixty-one (61) days’ written notice to the Company by the holder, (ii) immediately upon the occurrence of a Mandatory Redemption Event, or (iii) on the date that is thirty (30) days prior to the Redemption Date. Any purported delivery of shares of Common Stock upon conversion of shares of Preferred Stock prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the holder becoming the beneficial owner of more than the Maximum Percentage of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to the holder upon conversion of any shares of Preferred Stock is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after the holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. Until such additional shares of Common Stock are to be delivered, the Liquidation Preference of the shares of Preferred Stock that could not be so converted into Common Stock shall continue to remain outstanding. For purposes of this Section 8, (a) the term “Maximum Percentage” shall mean 9.99% and (b) the term “holder Group” shall mean the applicable holder of the shares of Preferred Stock plus any other person with which such holder is considered to be part of a group under Section 13 of the Exchange Act or with which such holder otherwise files reports under Sections 13 and/or 16 of the Exchange Act. The limitations in this Section 8 shall not have an effect on any calculation or payment due to the holder of any shares of Preferred Stock under the terms of the Purchase Agreement.

For the avoidance of doubt, the restrictions in this Section 8 shall not be operative as to any holder of Preferred Stock at any time when such holder is, directly or indirectly, the beneficial owner (excluding any shares issuable under the shares of Preferred Stock then held by such holder and any other convertible security including a similar limitation) of a number of shares of Common Stock that exceeds the Maximum Percentage.

9. Limitation of Conversion. Notwithstanding anything herein to the contrary, the number of shares of Common Stock issuable upon conversion of the Preferred Stock at any given time, when combined with the aggregate number of shares of Common Stock previously issued upon conversion of the Preferred Stock and the Notes issued by the Company pursuant to the Purchase Agreement, may not, in the absence of approval by the Company’s stockholders in accordance with applicable law and the rules and regulations of the NASDAQ, exceed 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the issuance of the Notes under the Purchase Agreement. Unless the Company obtains such requisite approval, the Liquidation Preference of the Preferred Stock that could not be so converted into Common Stock shall continue to remain outstanding.

10. Voting Rights. Each share of Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock into which such share of Preferred Stock is convertible pursuant to Section 4, voting together as a single class with the other shares entitled to vote, at all meetings of shareholders of the Company, including with respect to the election of directors. With respect to any such vote in which the holders of Preferred Stock participate, each share of Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Preferred Stock would be converted, taking into account for such purpose the limitations contained in Sections 8 and 9 to the extent in effect, pursuant to Section 4 on the record date for such vote.

11. Protective Provisions. So long as any of the shares of the Preferred Stock are outstanding, the Company shall not without first obtaining the prior written approval of the Required Purchasers:

(a) amend, alter or make any change to the designations, powers, preferences, rights, privileges, qualifications, limitations or restrictions of the Preferred Stock (including by way of merger, consolidation or otherwise); or

(b) reduce the number of shares of the Company’s preferred stock designated as Preferred Stock, or issue additional shares of Preferred Stock.

12. Reservation of Shares. For so long as any shares of Preferred Stock shall remain outstanding, the Company will take all action, under the laws of the State of Delaware or otherwise, to ensure that the authorized number of shares of Company’s Common Stock is sufficient to permit the conversion of the outstanding shares of Preferred Stock into Common Stock and as may be necessary to comply with its obligations under the Purchase Agreement, including Article IX thereof.

13. Certificates.

(a) Form and Dating. The Preferred Stock and the transfer agent’s certificate of authentication (if a transfer agent other than the Company is appointed) shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange or FINRA rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

(b) Record Holders. The Company and any transfer agent (if a transfer agent other than the Company is appointed) may deem and treat the record holder as the true and lawful owner thereof for all purposes, and neither the Company nor any such transfer agent shall be affected by any notice to the contrary.

(c) Registration of Transfer. Upon the surrender of any certificate representing shares of Preferred Stock to the Company or any transfer agent (if a transfer agent other than the Company is appointed) accompanied by a duly executed and completed certificate in the form attached hereto as Exhibit B, which is hereby incorporated by reference in this Certificate of Designation, the Company shall, or shall cause such transfer agent to, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor, of Preferred Stock representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

(d) Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Company or any transfer agent other than the Company or if the holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue or any transfer agent (if a transfer agent other than the Company is appointed) shall countersign a replacement Preferred Stock certificate if the reasonable requirements of such transfer agent and the Company are met. If required by such transfer agent or the Company, such holder shall agree to customary indemnity provisions sufficient in the reasonable judgment of the Company and such transfer agent to protect the Company and such transfer agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and such transfer agent may charge the holder for their respective expenses in replacing a Preferred Stock certificate.

14. Other Provisions.

(a) Any notice required by this Certificate of Designation to holders shall be deemed given upon personal delivery, upon delivery by nationally recognized overnight delivery service with proof of receipt maintained, upon delivery by facsimile with receipt confirmed or five (5) Business Days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the Company’s books.

(b) With respect to any notice to a holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, business combination, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(c) Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of the DGCL, have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designation.

(d) The shares of Preferred Stock shall be issuable only in whole shares.

(e) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed this                 day of                     , 2012

API TECHNOLOGIES CORP.

By:
Name:	Brian R. Kahn
Title:	Chairman and Chief Executive Officer

EXHIBIT A

Form of Preferred Stock

[FORM OF SERIES A MANDATORILY REDEEMABLE PREFERRED STOCK CERTIFICATE]

SERIES A MANDATORILY REDEEMABLE PREFERRED STOCK

API TECHNOLOGIES CORP.

Incorporated under the Laws of the State of Delaware

CUSIP: [                ]

CERTIFICATE NUMBER [1]                  SHARES

This represents and certifies that [SENATOR SIDECAR MASTER FUND LP] is the owner of              fully paid and non-assessable shares of Series A Mandatorily Redeemable Preferred Stock, of API Technologies Corp. (the “Company”) transferable upon the books of the Company by the holder hereof in person or by the holder’s duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the Company), to which the holder hereof by acceptance hereof expressly assents.

This Certificate is issued pursuant to the Note Purchase Agreement (as amended and in effect from time to time, the “Purchase Agreement”), dated as of March 22, 2012, between the Company and the purchasers named therein, a copy of which is on file at the principal office of the Company. The holder of this Certificate shall be entitled to all of the benefits and shall be subject to all of the obligations of the Purchase Agreement.

THIS CERTIFICATE IS SUBJECT TO THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE SUBORDINATION PROVISIONS OF ARTICLE XIV THEREOF. IF ANY PROVISION OF THIS CERTIFICATE IS FOUND TO CONFLICT WITH SUCH PURCHASE AGREEMENT, THE PROVISIONS OF SUCH PURCHASE AGREEMENT SHALL PREVAIL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED WITHIN THE UNITED STATES OR TO ANY U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE 1933 ACT) (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT IN RELIANCE UPON RULE 144 OR RULE 144A UNDER THE 1933 ACT OR ANOTHER AVAILABLE EXEMPTION.

IN WITNESS WHEREOF, API Technologies Corp. has executed this Certificate as of the date set forth below.

API TECHNOLOGIES CORP.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

(if applicable)

This is one of the certificates representing shares of Series A Mandatorily Redeemable Preferred Stock referred to in the within mentioned Certificate of Designation.

as Transfer Agent

By:
Name:
Title:	Authorized Signatory

Dated:

REVERSE OF THE SECURITY

The Company will furnish to any stockholder, upon request and without charge, a full statement of the information required by § 151(f) of the General Corporation Law of the State of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of the Series A Mandatorily Redeemable Preferred Stock and the qualifications, limitations or restrictions on those preferences and/or rights of such preferred stock and each other class or series authorized to be issued. Any such request must be made to the secretary of the Company or to the Transfer Agent.

ASSIGNMENT

For Value Received,                          hereby sells, assigns and transfers unto                                  (print or typewrite name, address and social security or other identifying number of assignee) Shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint attorney, to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

NOTICE OF CONVERSION

(To be Executed by the holder

in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A Mandatorily Redeemable Preferred Stock Preferred Stock, par value $0.001 per share (the “Preferred Stock”), represented by stock certificate No.(s)                 . (the “Preferred Stock Certificates”) into shares of common stock, par value $0.001 per share (“Common Stock”), of API Technologies Corp. (the “Company”) according to the conditions of the Certificate of Designation of the Preferred Stock (the “Certificate of Designation”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be Converted:

Signature:

Name:

Address:**

Fax No.:

**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three (3) Business Days following receipt of this notice.

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series A Mandatorily Redeemable Preferred Stock (the “Preferred Stock”) of API Technologies Corp. (the “Company”)

This Certificate relates to                 shares of Preferred Stock held by                 (the “Transferor”).

The Transferor has requested the Company by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:

(Please check applicable box.)

☐	Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

☐	Such Preferred Stock is being transferred to the Company.

☐	Such Preferred Stock is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act.

(INSERT NAME OF TRANSFEROR]

by:

Date: